EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the use in this Registration Statement on Form S-3 of LightPath Technologies, Inc. (the “Company”) of our report dated September 13, 2021, relating to the consolidated financial statements of the Company as of June 30, 2021 and 2020, and for each of the years in the two-year period ended June 30, 2021, which appears in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ MSL, P.A.

Orlando, Florida

February 15, 2022